UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2024

Valuence Merger Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41304	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Orinda Way, Suite 100D

Orinda, CA 94563

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 340-0222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	VMCAU	Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001	VMCA	Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	VMCAW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on June 14, 2023, Valuence Merger Corp. I (the “Company”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the aggregate market value of the Company’s outstanding warrants was less than $1 million and the Company was therefore no longer in compliance with Listing Rule 5452(b)(C). The Company submitted a compliance plan and was granted an extension to December 11, 2023 to regain compliance with Listing Rule 5452(b)(C).

On May 10, 2024, the Company received a written notice (the “Notice”) from Nasdaq stating that the Company had not regained compliance with Listing Rule 5452(b)(C) and that Nasdaq had determined to commence proceedings to delist the Company’s warrants from the Nasdaq Global Market. Unless the Company requests a hearing to appeal this determination or submits an application to transfer the listing of its warrants from the Nasdaq Global Market to the Nasdaq Capital Market by 4:00 p.m. Eastern Time on May 17, 2024, trading in the warrants will be suspended at the opening of business on May 21, 2024.

The Company intends to submit an application to transfer the listing of its warrants from the Nasdaq Global Market to the Nasdaq Capital Market at or before 4:00 p.m. ET on May 17, 2024. While such application is pending, the delisting of the warrants will be suspended. Accordingly, the Notice will have no current effect on the listing or trading of the Company’s warrants on Nasdaq. Additionally, the Notice does not affect the listing or trading of the Company’s Class A ordinary shares or units on Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, the Company’s ability to submit an application to transfer the listing of its warrants from the Nasdaq Global Market to the Nasdaq Capital Market before the deadline, the outcome of such application, and any courses of action to maintain compliance with the Nasdaq Capital Markets continued listing requirements. These forward-looking statements should be considered together with the risk factors set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2024, and the Company’s other filings with the Securities and Exchange Commission. These forward-looking statements are based on information currently available to the Company, and the Company assumes no obligation to update any forward-looking statements except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUENCE MERGER CORP. I

	By:	/s/ Sungwoo (Andrew) Hyung
	Name:	Sungwoo (Andrew) Hyung
	Title:	Chief Financial Officer and Director

Dated: May 16, 2024